                                                                   EXHIBIT 10.aa





                               HUFFY CORPORATION

                   MASTER BENEFIT TRUST AGREEMENT AS RESTATED

                                  June 9, 1995

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----
ARTICLE I                 Name of Trust...................................    2

                          1.1       Name..................................    2
                          1.2       Purpose...............................    2

ARTICLE II                Definitions.....................................    2


ARTICLE III               Payments to Executives Pursuant to
                          the Plans.......................................    4

ARTICLE IV                Payment Schedules under Plans...................    5

                          4.1       Payment Schedules.....................    5
                          4.2       Modified Payment Schedules............    5
                          4.3       Withholdings..........................    5
                          4.4       Further Assurances....................    5
                          4.5       Distributions in the Event
                                    of Taxability.........................    6

ARTICLE V                 The Trust Fund and Funding......................    6

                          5.1       Receipt and Holding of
                                    the Trust Fund........................    6
                          5.2       Initial Funding of Trust..............    6
                          5.3       Additional Funding; Excess Assets.....    7
                          5.4       Release of Trust Funds Unless
                                    a Change of Control Occurs............    7
                          5.5       Transfer to Another Trustee...........    8


ARTICLE VI                Status of Trust and Trustee Responsibility
                          When the Company is Insolvent...................    8

                          6.1       Grantor Trust.........................    8
                          6.2       Cessation of Payments and Insolvency..    8
                          6.3       Subject to Claims of Creditors of
                                    a Participating Employer..............    9

ARTICLE VII               The Trustee's Accounting........................   10

                          7.1       Books and Records.....................   10
                          7.2       Trustee's Report......................   10
                          7.3       Additional Reports....................   11

ARTICLE VIII              Administration of the Trust Fund................   11

                          8.1       Ownership and Investment
                                    of the Trust Fund.....................   11
                          8.2       Powers of the Trustee.................   11
                          8.3       Situs of Assets.......................   12

                          8.4       Entire Agreement......................   12

ARTICLE IX                Relating to the Trustee.........................   13

                          9.1       Liability of the Trustee..............   13
                          9.2       Obligations under Law.................   13
                          9.3       Bond..................................   13
                          9.4       Compensation..........................   13
                          9.5       Indemnification.......................   13

ARTICLE X                 Missing Persons, Incapacitated Executives,
                          Directions, and Notices.........................   14

                          10.1      Missing Persons.......................   14
                          10.2      Incapacitated Executives..............   14
                          10.3      Form..................................   14
                          10.4      Proof of any Matter...................   14
                          10.5      Absence of Directions.................   14

ARTICLE XI                Resignation or Removal of Trustee...............   14

                          11.1      Successor Trustee.....................   14
                          11.2      Final Account.........................   15
                          11.3      Transfer and Discharge................   15
                          11.4      Effective Date of Appointment
                                    of Successor Trustee..................   15
                          11.5      Merger or Consolidation...............   15

ARTICLE XII               Protection for Third Persons....................   15

                          12.1      Protection for Third Persons..........   15

ARTICLE XIII              Termination; Amendment; and Waiver..............   16

                          13.1      Termination...........................   16
                          13.2      Amendment and Waiver..................   16
                          13.3      Schedule B to the Trust...............   16

ARTICLE XIV               General Provisions..............................   17

                          14.1      Ohio Trust............................   17
                          14.2      Nonalienation of Benefits.............   17
                          14.3      Severability..........................   17
                          14.4      Arbitration...........................   17
                          14.5      Notices...............................   17
                          14.6      Trust Beneficiaries...................   18
                          14.7      Headings..............................   18
                          14.8      Counterparts..........................   18
                          14.9      Company as Agent......................   18

SCHEDULE A - Form of Adoption Agreement

SCHEDULE B - Plans as to which the Trustee has been Designated to make Payments on behalf of the Company

                               HUFFY CORPORATION
                               -----------------

                   MASTER BENEFIT TRUST AGREEMENT AS RESTATED
                   ------------------------------------------

                 THIS MASTER BENEFIT TRUST AGREEMENT AS RESTATED (the "Agreement") is entered into as of the 9th day of June, 1995 by HUFFY CORPORATION, an Ohio corporation, as grantor (the "Company"), and BANK ONE TRUST COMPANY, N.A., as trustee (the "Trustee"), and is, in accordance with the resolution of the Compensation Committee of the Board adopted on October 21, 1993, a consolidation and restatement in this Agreement of the Master Benefit Trust Agreement and the Second Master Trust Agreement entered into by the Company as of October 1, 1987 and January 1, 1988, respectively; this Agreement supersedes and replaces both such master trust agreements and the trusts established under each of them are consolidated and combined in the trust of the Company established hereunder; and this Agreement is entered into, and the trusts created pursuant hereto are established, for the following purposes:

                 (A) The Company desires to establish this Trust as a master trust arrangement under which a separate and independent Sub-trust shall be created and maintained for the funds contributed to the Trustee by the Company and a separate and independent Sub-trust shall be created and maintained for each Subsidiary which has executed, with the consent of the Company, an Adoption Agreement, in the form attached hereto as SCHEDULE A ("Participating Employer" as used hereinafter means, individually, the Company and any Subsidiary which has established a Sub-trust hereunder and, collectively, all of the foregoing; and "Sub-trust" means, individually, a sub-trust established hereunder by a Participating Employer and, collectively, all Sub-trusts);

                 (B) Each Participating Employer from time to time establishes incentive and other compensation plans under which it becomes obligated to make payments to present and former directors and executives of the Participating Employer;

                 (C) Those compensation arrangements are not funded or otherwise secured, and each Participating Employer by this Agreement desires to provide further assurance to such persons that in the event of a Change of Control of the Company (as defined at Article II) such payments will be timely made by depositing with the Trustee upon the occurrence of a Potential Change of Control of the Company, subject only to the claims of the Participating Employer's existing or future creditors in the event the Participating Employer becomes Insolvent (as defined at Section 6.2), assets for use in making such payments;

                 (D) Each Participating Employer desires to be able from time to time (i) to designate on SCHEDULE B to this Agreement the plans giving rise to deferred payment obligations of the Participating Employer that the Trustee is authorized to pay on behalf of the Participating Employer from the Sub-trust assets of such Participating Employer in the event of a Change of Control and (ii) to set forth on SCHEDULE B to this Agreement (upon or before the occurrence of a Potential Change of Control) the persons for whose benefit the Sub-trust is established, the amounts contributed to the Sub-trust on behalf of each such person and the Participating Employer's payment obligations to each such person;

                 (E) The Trustee shall maintain a separate account for each Sub-trust, except that for investment purposes, the Trustee shall commingle the assets of the Sub-trusts; and

                 (F) It is the intention of the Company and each Participating Employer that each Sub-trust shall constitute an unfunded arrangement and shall not affect the status of the compensation arrangements as unfunded plans maintained for the purpose of providing future compensation for present and former directors and executives of each Participating Employer for purposes of Title I of the Employee Retirement Income Security Act of 1974;

               NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the parties hereto agree as follows:

                                   ARTICLE I
                                   ---------

                                 NAME OF TRUST
                                 -------------

               1.1 NAME. This Trust may be referred to as the "Huffy Corporation Master Benefit Trust Agreement As Restated."

               1.2 PURPOSE. This Trust and the Sub-trusts are established for the purposes set forth in Preambles A through F to this Agreement.


                                   ARTICLE II
                                   ----------

                                  DEFINITIONS
                                  -----------

               The following terms used in this Agreement shall have the following meanings:

                 A.  "Board" means the Board of Directors of the Company.

                 B. "Change of Control" shall mean and shall be deemed to have occurred upon the occurrence of any of the following events: (i) any person shall acquire other than directly from the Company in exchange for cash or property in excess of thirty percent (30%) of the Company's outstanding shares of Common

Stock; or (ii) there shall be a merger, consolidation or other combination of the Company with one or more other corporations as a result of which more than forty-nine percent (49%) of the voting stock of the merged, consolidated or combined corporation is held by former shareholders of the corporations (other than the Company) which are parties to, or are shareholders of corporations (other than the Company) in control of parties to, such merger, consolidation or other combination; or (iii) two or more persons, who were not nominated as candidates for the Board of Directors of the Company in proxy statements forwarded to shareholders during any period of twenty-four (24) consecutive months on behalf of the Board of Directors of the Company, are elected to the Board of Directors of the Company by the shareholders of the Company voting in person or by proxy, and such persons so elected are nominated as candidates for the Board of Directors in proxy statements forwarded, or caused to be forwarded, to the shareholders of the Company during such period by any person other than the Board of Directors of the Company.

                 C. "Company" means Huffy Corporation, an Ohio corporation, and any successor to such entity.

                 D. "Executive" means (i) a person who in accordance with the terms of a Plan is or was a participant in a Plan and who is a person to whom the Trustee by the terms of this Agreement is directed to make payments on behalf of a Participating Employer or (ii) a beneficiary who has succeeded to the interest of any such person.

                 E.  "Fiscal Year" means the fiscal year of the Company.

                 F.  "Insolvent" shall have the meaning ascribed to it at
Section 6.2.

                 G. "Payment Schedule" shall have the meaning ascribed to it at Section 4.1.

                 H. "Participating Employer" shall have the meaning ascribed to it at Preamble A to this Agreement; any action which it is necessary or desirable for a Participating Employer to take under this Agreement may be taken by the Company if an Adoption Agreement executed by the Participating Employer authorizing the Company to so act on behalf of the Participating Employer is in effect at the time any such action is to be taken.

                 I. "Plans" means those compensation arrangements, plans or agreements listed on Schedule B to this Agreement under which a Participating Employer is obligated to make payments to individual Executives and the Trustee under this Agreement is directed to make such payments on behalf of a Participating Employer.

                 J. "Potential Change of Control" means and shall be deemed to have occurred if (i) Common Stock of the Company has been acquired other than directly from the Company in exchange for cash or property by any person who thereby becomes the owner of more than 20% of the Company's outstanding shares of Common Stock; or (ii) any person (other than the Company) has made a tender offer for, or a request for invitations for tenders of, shares of Common Stock of the Company; or (iii) any person forwards or causes to be forwarded to shareholders of the Company proxy statement(s) in any period of twenty-four (24) consecutive months, soliciting proxies to elect to the Board of Directors of the Company two or more candidates who were not nominated as candidates in proxy statements forwarded to shareholders during such period by the Board of Directors of the Company; or
(iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change of Control of the Company has occurred.

                 K. "Sub-trust" shall have the meaning ascribed to it at Preamble B to this Agreement. For identification purposes, each Sub-trust established hereunder shall bear the name of the Participating Employer establishing the same, for example, "Huffy Corporation Sub-trust," "Huffy Bicycle Company Sub-trust," and similar for other Participating Employers.

                 L. "Subsidiary" means any corporation or other entity of which 50% or more of the total voting power is owned, directly or indirectly, by the Company.

                 M.  "Trust" means the trust created by this agreement.

                 N.  "Trust Fund" shall have the meaning ascribed to it at
Section 5.1.

                 O. "Trustee" means any trustee from time to time serving as the trustee of the Trust.


                                  ARTICLE III
                                  -----------

                  PAYMENTS TO EXECUTIVES PURSUANT TO THE PLANS
                  --------------------------------------------

                 After a Change of Control, the Trustee shall, except as otherwise provided at Section 6.2, use the funds in the Sub-trust of a Participating Employer to make the payments required to be made to Executives of such Participating Employer pursuant to the Plans in accordance with the Payment Schedules delivered to the Trustee by such Participating Employer pursuant to Sections 4.1 and 4.2. Each Participating Employer shall continue to be liable to make such payments to Executives to the extent such payments have not been made out of the Sub-trust of such Participating Employer. Any payment made from a Sub-trust to an Executive shall, to the extent of such payment, be applied to reduce the Participating Employer's obligation to the Executive under the Plan in respect of which the payment was made. In no event shall the funds held in the Sub-trust of one Participating Employer be used to pay the obligations of another Participating Employer.

                                   ARTICLE IV
                                   ----------

                         PAYMENT SCHEDULES UNDER PLANS
                         -----------------------------

                 4.1 PAYMENT SCHEDULES. Upon or before the occurrence of a Potential Change of Control, each Participating Employer shall provide the Trustee with a schedule of the individual Executives who are participants in the Plans listed on SCHEDULE B and to whom payments are to be made from the Trust on behalf of the Participating Employer. Upon the occurrence of a Potential Change of Control, each Participating Employer shall also deliver to the Trustee payment schedules, included as PART II TO SCHEDULE B, showing as to each Executive the dates payments are to be made to each individual Executive and the amount of each such payment or setting forth a formula or instructions acceptable to the Trustee for determining the amounts so payable and the payment dates ("Payment Schedules"). The Payment Schedules, as they pertain to each Executive, shall also be delivered by the Participating Employer to such Executive.

                 4.2 MODIFIED PAYMENT SCHEDULES. After the occurrence of a Potential Change of Control, modified Payment Schedules shall be delivered by a Participating Employer to the Trustee and to each Executive (as it pertains to such Executive) each time that additional amounts are required to be paid by a Participating Employer to the Trustee under Section 5.3 and upon the occurrence of any event, such as early retirement of an Executive, requiring a modification of the Payment Schedule. The Trustee shall make payments from the Sub-trust assets to an Executive in accordance with the provisions of the Payment Schedule applicable to such Executive. In the event that an Executive reasonably believes that the Payment Schedule, as modified, does not properly reflect the amount payable to such Executive or the time or form of payment from the Sub-trust assets in respect of any Plan, such Executive shall be entitled to deliver to the Trustee written notice (the "Executive's Notice") setting forth payment instructions for the amount the Executive believes is payable under the relevant terms of such Plan. The Executive shall also deliver a copy of the Executive's Notice to the Participating Employer within three (3) business days of the delivery to the Trustee. Unless the Trustee receives written objection from the Participating Employer within thirty (30) business days after receipt by the Participating Employer of such notice, the Trustee shall make the payment in accordance with the payment instructions set forth in the Executive's Notice. In the event the Participating Employer delivers to the Trustee a written objection in accordance with the preceding sentence, then, if the Participating Employer and the Executive are unable to resolve their differences within the 45-day period following the Participating Employer's delivery of objections to the Trustee, the parties shall submit the matter to arbitration in accordance with Section 14.4.

                 4.3 WITHHOLDINGS. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Participating Employer. The Trustee may rely on instructions from the Participating Employer as to any required withholding and shall be fully protected under Section 9.5 in relying on such instructions.

                 4.4 FURTHER ASSURANCES. The Trustee shall, at any time and from time to time, administer this Trust as may be necessary or proper to effectuate the purposes of this Trust. If the Trustee receives an unqualified opinion of tax counsel selected by the Trustee, which opinion states that the Executives are subject to Federal income tax on amounts held in Trust prior to the distribution to the Executives of such amounts, the Trustee shall, to the extent practicable, take such action and administer the Trust Fund in such a manner so as to prevent the Trust Fund from being immediately taxable income to the Executives before making any distributions pursuant to Section 4.5, provided that the Trustee shall not return any portion of the Trust Fund to a Participating Employer.

                 4.5 DISTRIBUTIONS IN THE EVENT OF TAXABILITY. In the event of any final determination by the Internal Revenue Service or a court of competent jurisdiction, which determination is not appealable or the time for appeal or protest of which has expired, or the receipt by the Trustee of a substantially unqualified opinion of tax counsel selected by the Trustee, which determination determines, or which opinion opines, that the Executives or any particular Executive, is subject to Federal income taxation on amounts held in the Trust prior to the distribution to Executives or Executive of such amounts and no curative action is available under Section 4.4, the Trustee shall, on receipt by the Trustee of such opinion or notice of such determination, pay to each Executive the portion of the Trust assets includible in such Executive's Federal gross income, provided as a condition of receiving such payment, the Executive delivers to the Trustee a written agreement stating that the payment being made is in satisfaction of the obligations of the Participating Employer due to him in respect of which the payment is made, after taking into consideration that such payment is being made prior to the required distribution date, and the Participating Employer concurs in such agreement which concurrence shall not be unreasonably withheld.


                                   ARTICLE V
                                   ---------

                           THE TRUST FUND AND FUNDING
                           --------------------------

                 5.1 RECEIPT AND HOLDING OF THE TRUST FUND. The Trustee will accept and hold all contributions and all insurance contracts, insurance policies and other property transferred and delivered to the Trustee by a Participating Employer or at a

Participating Employer's direction; and the Trustee shall maintain a separate record of account showing the interest in Trust assets of each Sub-trust established by a Participating Employer. All contributions and property received by the Trustee, plus income and appreciation, constitute the trust fund (the "Trust Fund").

                 5.2 INITIAL FUNDING OF TRUST. Concurrently with the execution of this Trust, the Company is delivering to the Trustee the sum of Ten Dollars to be held in the Sub-trust established hereunder by the Company and known as the "Huffy Corporation Sub-trust." The Sub-Trust of a Subsidiary shall be initially established hereunder at the time the Subsidiary delivers an executed copy of its Adoption Agreement to the Trustee indicating that such Subsidiary has become a Participating Employer hereunder. Upon the occurrence of a Potential Change of Control, each Participating Employer shall promptly contribute to the Trust, in cash or other property, the amount determined under accepted actuarial principles to be necessary to fund the amounts payable to the Executives of the Participating Employer under the Plans in accordance with the Payment Schedules for the Executives delivered to the Trustee pursuant to
Section 4.1 and 4.2.

                 5.3 ADDITIONAL FUNDING; EXCESS ASSETS. Unless the Trust Funds contributed to the Trustee pursuant to the last sentence of Section 5.2 have been released to the Participating Employers pursuant to Section 5.4, the Company shall, as soon as practicable after the end of each Fiscal Year, recalculate the amount determined under accepted actuarial principles to be necessary to fund the amounts payable to Executives under all Plans and in accordance with the Payment Schedules for Executives delivered to the Trustee pursuant to Sections 4.1 and 4.2 through the end of the most recently completed Fiscal Year (herein referred to as the "Aggregate Payment Obligation"). The calculation shall be made by the Company for each Sub-trust on a separate and independent basis; it being understood that for the purposes of funding, contributions, and distributions by, or for the benefit of, a Participating Employer the assets of the Sub-trusts are separate and distinct and no Participating Employer has any interest, right, or claim to any assets held in the Sub-trust of another Participating Employer. If the Aggregate Payment Obligation of a Participating Employer exceeds the fair market value of the assets in the Sub-trust of such Participating Employer at the end of the most recently completed Fiscal Year, then there exists a funding deficiency to the extent of such excess; and such Participating Employer shall by no later than 90 days after the end of such Fiscal Year contribute to the Trustee additional cash or property having a fair market value equal to the amount of the funding deficiency in the particular Sub-trust. If the fair market value of assets in a Sub-trust at the end of the most recently completed Fiscal Year is more than 125% of the Aggregate Payment Obligation of the Participating Employer, then there is an overfunding in such Sub-trust to the extent of such excess; and the Trustee shall as soon as practicable after the determination that an overfunding exists distribute cash or other property to such Participating Employer having a fair market value equal to the amount by which the fair market value of Sub-trust assets exceeds 125% of the Aggregate Payment Obligation of such Participating Employer.

                 5.4 RELEASE OF TRUST FUNDS UNLESS CHANGE OF CONTROL OCCURS. Any funds delivered to the Trustee pursuant to Section 5.2 because of the occurrence of a Potential Change of Control, together with any assets in the individual Sub-trusts in excess of the initial contributions of Participating Employers, shall be returned to the Participating Employers two years after the date of delivery to the Trustee pursuant to Section 5.2, unless a Change of Control shall have occurred. If any subsequent Potential Change of Control occurs during such initial two-year period, such initial two-year period shall be extended to a date two years after the occurrence of the subsequent Potential Change of Control. The Company shall notify the Trustee of the occurrence of a Change of Control or Potential Change of Control, and Executives holding 25% or more beneficial interest in Trust Funds may notify the Trustee that a Change of Control or Potential Change of Control has occurred (provided in the case of any such notice from Executives, it is accompanied by an opinion of qualified counsel acceptable to the Company stating that in the opinion of such counsel a Change of Control or Potential Change of Control has occurred). The Trustee may rely on any such notice or on any other actual notice satisfactory to the Trustee of such a change or potential change which the Trustee may receive. Notwithstanding the foregoing, the Trustee shall have no duty or obligation to make any independent determination that such a change or potential change has occurred. In the event Trust Funds are released to Participating Employers pursuant to this
Section 5.4, all payment schedules delivered to the Trustee pursuant to Section
4.1 and 4.2 shall be returned to the Participating Employers and be of no further force and effect.

                 5.5 TRANSFER TO ANOTHER TRUSTEE. The Company may direct the Trustee to transfer the Trust Fund to a successor trustee as set forth in
Section 11.1. The Trustee immediately will comply with that direction. When that transfer is completed, the Trustee will be relieved from all further obligations in connection with the Trust Fund.


                                   ARTICLE VI
                                   ----------

                   STATUS OF TRUST AND TRUSTEE RESPONSIBILITY
                   ------------------------------------------

                           WHEN COMPANY IS INSOLVENT
                           -------------------------

                 6.1 GRANTOR TRUST. The Trust is part of each Participating Employer's program established for the purpose of providing deferred compensation to its present and former directors and key employees and is intended to be exempt from the participation, vesting, funding and fiduciary requirements of the

Employee Retirement Income Security Act of 1974, as amended. Each Participating Employer intends its Sub-trust to be treated as a grantor trust within the meaning of Section 671 of the Internal Revenue Code and all income attributable to a Sub-trust shall be reported by the Participating Employer which established the Sub-trust. The Sub-trust of each Participating Employer shall at all times be subject to the claims of the creditors of such Participating Employer as set forth in Section 6.3.

                 6.2 CESSATION OF PAYMENTS AND INSOLVENCY. The Trustee shall cease payment of benefits to Executives of a particular Participating Employer if such Participating Employer is Insolvent. A Participating Employer shall be considered "Insolvent" for purposes of this Agreement if (i) the Participating Employer is unable to pay its debts as they become due, or (ii) the Participating Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

                 6.3 SUBJECT TO CLAIMS OF CREDITORS OF A PARTICIPATING EMPLOYER. At all times during the continuance of this Trust, the principal and income of a Sub-trust of a Participating Employer shall be subject to claims of general creditors of such Participating Employer under federal and state law as set forth below.

               (a) The Board of Directors and the Chief Executive Officer of a Participating Employer shall have the duty to inform the Trustee in writing if the Participating Employer becomes Insolvent. If a person claiming to be a creditor of a Participating Employer alleges in writing to the Trustee that the Participating Employer has become Insolvent, the Trustee shall determine whether the Participating Employer is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Executives of such Participating Employer.

               (b) Unless the Trustee has actual knowledge that the Participating Employer is Insolvent, or has received notice from the Participating Employer or a person claiming to be a creditor alleging that the Participating Employer is Insolvent, the Trustee shall have no duty to inquire whether the Participating Employer is Insolvent. The Trustee may in all events rely on such evidence concerning the Participating Employer's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Participating Employer's solvency.

               (c) If at any time the Trustee has determined that a Participating Employer is Insolvent, the Trustee shall discontinue payments to Executives of such Participating Employer and shall hold the assets of the particular Sub-trust for the benefit of such Participating Employer's general creditors. Nothing in this Agreement shall in any way diminish any rights of Executives to pursue their rights as general creditors of such Participating Employer with respect to benefits due under the Plans or otherwise.

               (d) The Trustee shall resume the payment of benefits to Executives of such Participating Employer in accordance with this Trust only after the Trustee has determined that such Participating Employer is not Insolvent (or is no longer Insolvent).

               (e) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from a Sub-trust pursuant to
       Section 6.3 and subsequently resumes such payments, the first payments following such discontinuance shall include the aggregate amount of all payments due to Executives of such Participating Employer under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Executives by the Participating Employer in lieu of the payments provided for hereunder during any such period of discontinuance.


                                  ARTICLE VII
                                  -----------

                            THE TRUSTEE'S ACCOUNTING
                            ------------------------

               7.1 BOOKS AND RECORDS. The Trustee will keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions in respect of the Trust Fund and each Sub-trust. Those accounts and related records may be inspected by any person designated by a Participating Employer. The Trustee will retain those records and supporting data for the period required by law. All assets of the Sub-trusts may be commingled for purposes of investment. For recordkeeping purposes only, a deferred payment account shall be maintained for each Executive of a Participating Employer. Each deferred payment account will be credited with all contributions relating to the Executive for whom it was established and will be debited with all payments to such Executive.

               7.2 TRUSTEE'S REPORT. Within 60 days after the end of each Fiscal Year, the Trustee shall file a written report with each Participating Employer containing:

                 (a) A description of investments, receipts, disbursements and other transactions effected by the Trustee during the most recently completed Fiscal Year;

                 (b) An exact description of any asset transferred to the Trustee or transferred by the Trustee to any other person during such Fiscal Year;

                 (c) An exact description of assets sold or purchased by the Trustee during such Fiscal Year, the cost of each item purchased and the net proceeds of each item sold;

                 (d) An exact description of all assets held by the Trustee as of the close of business on the last day of such Fiscal Year, and the cost and fair market value of each item (other than insurance contracts) determined as of the same date; and

                 (e) Any other information required by law to be filed on behalf of the Trust.

               The information described in subsections (a), (b) and (c), above, may be given in the form of monthly or quarterly reports, if those reports, taken together, contain the required information.

               7.3 ADDITIONAL REPORTS. In addition to the report required under Section 7.2 above, the Trustee shall make any interim reports reasonably requested by a Participating Employer.

                                  ARTICLE VIII
                                  ------------

                        ADMINISTRATION OF THE TRUST FUND
                        --------------------------------

               8.1 OWNERSHIP AND INVESTMENT OF THE TRUST FUND. The Trustee is the legal owner of all Trust Fund assets and, subject to this Article, shall invest and reinvest the Trust Fund. Any amounts reasonably necessary to meet contemplated payments or to be transferred from the Trust Fund may be deposited temporarily in the commercial department of any bank or trust company, including that of the Trustee or any affiliate or subsidiary of it or its parent. The Trustee will not be liable for any interest on those deposits except for interest actually paid by the bank or trust company or, if the deposit is with the Trustee's own commercial department, interest at the rate in effect from time to time for such deposits. Alternatively, the Trustee may make temporary deposits in governmental obligations, certificates of deposit, commercial paper, commercial paper master notes or a common trust fund maintained by the Trustee for temporary cash investments.

               8.2 POWERS OF THE TRUSTEE. Subject to this Article, Article 5 and Sections 9.1 and 9.2 and in addition to the powers generally given to trustees by law, the Trustee may:

                 (a) Invest and reinvest the Trust Fund in (i) obligations issued or guaranteed by the United States or by any person controlled or supervised by and acting as an instrumentality of the United States pursuant to authority granted by Congress, (ii) obligations issued or guaranteed by any state or political subdivision thereof having a rating equal to or higher than the current A rating classification of Moody's Investors Service, Inc. or the current A rating classification of

       Standard & Poor's Corporation, both of New York, New York, or their successors; (iii) commercial or finance paper of any corporation having a net worth of $10,000,000 and having a rating classification equal to or higher than the current P-1 rating classification of Moody's Investors Service, Inc. or the current A-1 rating classification of Standard & Poor's Corporation, both of New York, New York, or their successors; (iv) bankers' acceptances drawn on and accepted by banks or trust companies organized under the laws of the United States of America or any state thereof, having a reported capital and surplus of at least $10,000,000 in dollars of the United States of America or bankers' acceptances drawn on and accepted by the Trustee; (v) certificates of deposit maturing within twelve months of the Trustee or any affiliate or subsidiary of it or its parent or of banks or trust companies, organized under the laws of the United States of America or any state thereof, having a reported capital and surplus of at least $10,000,000 in dollars of the United States of America and which has a rating at least equal to the rating required in (iii) above; and (vi) repurchase agreements collateralized with obligations described in (i) above; and (vii) money market funds the assets of which are of the types specified above; provided that any such investment or deposit is not prohibited by law.

                 (b) Abandon, adjust, arbitrate, compromise, or otherwise settle any obligation or liability due to or from it as Trustee, including any tax claim, and/or enforce or contest any claim in legal or administrative proceedings. The Trustee will not be required to contest any claim unless it has been indemnified against the costs and expenses of that action or unless available Trust Fund assets are sufficient to pay those expenses.

                 (c) Compensate from the Trust Fund, agents, accountants, brokers and counsel (who may be counsel for any of the Participating Employers) and other assistants and advisors which it believes are necessary or desirable for the proper administration of the Trust Fund.

                 (d) Temporarily deposit uninvested funds in a commingled temporary deposit medium maintained by the Trustee or any affiliate or subsidiary of it or its parent, which is composed of certificates of deposit or other obligations issued by the Trustee or any affiliate or subsidiary of it or its parent.

                 (e) Do all other acts not specifically mentioned above which are necessary to administer the Trust Fund and to carry out the purposes of the Trust.

               8.3 SITUS OF ASSETS. Except as permitted by law, the Trustee may not maintain in the Trust Fund any assets located outside the jurisdiction of the district courts of the United States.

               8.4 ENTIRE AGREEMENT. The Trustee will have only those powers, duties, or responsibilities set forth in this Agreement.


                                   ARTICLE IX
                                   ----------

                            RELATING TO THE TRUSTEE
                            -----------------------

               9.1 LIABILITY OF THE TRUSTEE. The Trustee will exercise its powers and perform its duties with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with those matters would use in the conduct of an enterprise of a like character and with like aim. The Trustee also will diversify Trust Fund investments to minimize the risk of large loss unless under the circumstances the Trustee believes it clearly would be prudent not to diversify. Wherever this Agreement provides that the Trustee must follow directions of the Company or a Participating Employer or that the Trustee has no duty or power concerning a matter, the Trustee will not be liable for any harm caused by a direction or lack of a direction or by any exercise or non-exercise of power by another unless:

                 (a) the Trustee knowingly participates in, or knowingly undertakes to conceal an act or omission of another fiduciary with respect to a Plan or the Trust; or

                 (b) by the Trustee's failure to act in accordance with this Section, the Trustee has enabled another fiduciary to breach a fiduciary duty; or

                 (c) the Trustee has knowledge of a breach of fiduciary duty which resulted in harm or injury and does not make reasonable efforts under the circumstances to remedy the breach.

               9.2 OBLIGATIONS UNDER LAW. Regardless of any general or specific power or authority granted to it, the Trustee may not engage in any transaction, exercise any power or perform any duty under this Trust in violation of the Internal Revenue Code, Employee Retirement Income Security Act, as amended, or any regulations or rulings issued under those laws.

               9.3 BOND. Unless required by law, the Trustee is not required to furnish bond for the faithful performance of its duties.

               9.4 COMPENSATION. The Trustee will be compensated reasonably as agreed to by the Company and the Trustee. That compensation and all reasonable expenses of administration will be paid by the Company directly and not out of Trust Funds.

               9.5 INDEMNIFICATION. The Company and each Participating Employer agree, jointly and severally, to indemnify and hold harmless the Trustee from and against any and all damages, losses, claims or expenses as incurred, including expenses of investigation of claims and fees and disbursements of counsel to the Trustee and any taxes imposed on the Trust Fund or income of the Trust (the "Indemnified Amounts"), arising out of or in connection with the performance by the Trustee of its duties hereunder provided the Indemnified Amounts do not arise out of, or in connection with, a harm as to which the Trustee may be liable under Section 9.1. Any amount payable to the Trustee under this Section 9.5 and not previously paid shall be paid by the Participating Employers promptly upon demand therefor by the Trustee.


                                   ARTICLE X
                                   ---------

                   MISSING PERSONS, INCAPACITATED EXECUTIVES,
                   ------------------------------------------

                            DIRECTIONS, AND NOTICES
                            -----------------------

               10.1 MISSING PERSONS. If any payment to be made by the Trustee to an Executive is not claimed or accepted by the Executive, the Trustee shall notify the Participating Employer of the Executive. The Trustee shall not have any obligation to search for or ascertain the whereabouts of any Executive.

               10.2 INCAPACITATED EXECUTIVES. While an Executive who is entitled to a payment or distribution hereunder is under a legal disability or, in the Trustee's opinion, in any way is incapacitated so as to be unable to manage his financial affairs, the Trustee may make any required distribution to an Executive by making it (i) directly to the Executive, (ii) to a legal guardian of the Executive, or (iii) in such other manner as the Trustee deems in the best interest of the Executive.

               10.3 FORM. All directions, notices, certifications and amendments to the Trust to be given by the Company or a Participating Employer will be in writing and will be signed on behalf of the Company or the Participating Employer, as the case may be.

               10.4 PROOF OF ANY MATTER. If required by the Trustee, any matter may be proved conclusively by certification by the Company. The Trustee also may accept or require any other or further evidence it believes to be sufficient or necessary.

               10.5 ABSENCE OF DIRECTIONS. If the Trustee believes that it must take action under this Trust, it may act in its sole discretion unless direction is provided under this Trust.

                                   ARTICLE XI
                                   ----------

                       RESIGNATION OR REMOVAL OF TRUSTEE
                       ---------------------------------

               11.1 SUCCESSOR TRUSTEE. The Trustee may resign and be discharged from its duties hereunder at any time by giving notice in writing of such resignation to each Participating Employer and to each Executive, who has received a payment from Trust Assets within the 12-month period preceding the date such notice is to be given by the Trustee, specifying a date (not less than thirty (30) days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, the Company, for itself and as authorized agent of each Participating Employer, shall appoint a successor trustee, such trustee to become Trustee hereunder upon the resignation date specified in such notice. The Trustee shall continue to serve until its successor accepts the trust and receives delivery of the Trust Fund. The Company may at any time substitute a new trustee by giving thirty (30) days notice thereof to the Trustee then acting. The Trustee and any successor thereto appointed hereunder shall be a commercial bank or trust company which is not an affiliate of a Participating Employer, and which has equity in excess of $10,000,000.

               11.2 FINAL ACCOUNT. If the Trustee dissolves, resigns or is removed, and unless each Participating Employer accepts without exception the Trustee's final account, the Trustee (or its representative) may settle its account either (a) by beginning an action to procure a judicial settlement or
(b) by agreeing on a settlement with the Participating Employers.

               11.3 TRANSFER AND DISCHARGE. If a successor trustee is appointed, the Trustee will transfer the Trust Fund to the successor along with true copies of all relevant records reasonably requested by the successor. The Trustee also will execute all documents necessary to the transfer of the Trust Fund. When it has completed those actions, the Trustee will not be further accountable for any matters covered in its accounting.

               11.4 EFFECTIVE DATE OF APPOINTMENT OF SUCCESSOR TRUSTEE. Appointment of a successor trustee will be effective when it delivers to the Company and to the former trustee written acceptance of the appointment. When delivered, this Trust will be interpreted as if the successor trustee had been originally named Trustee. However, the successor trustee will not be liable or responsible for anything done or omitted in the administration of the Trust before the effective date of its appointment.

               11.5 MERGER OR CONSOLIDATION. If the Trustee engages in a corporate reorganization, the resulting corporation automatically will be the Trustee's successor.

                                  ARTICLE XII
                                  -----------

                          PROTECTION FOR THIRD PERSONS
                          ----------------------------

               12.1 PROTECTION FOR THIRD PERSONS. In dealing with the Trustee, no one other than a Participating Employer is required to inquire into the Trustee's authority to take any action authorized by this Trust. Those persons may assume that the Trustee is authorized to take any action which it undertakes and will not be liable for any act done under written direction of the Trustee. Also, those persons may assume that the Trustee is authorized to receive any money or property paid to the Trustee, or paid under the Trustee's written direction. Written certification by the Company of the Trustee's name will be conclusive evidence that the Trustee is qualified to act as Trustee at the date of that certification.


                                  ARTICLE XIII
                                  ------------

                       TERMINATION; AMENDMENT; AND WAIVER
                       ----------------------------------

               13.1 TERMINATION. This Trust shall be terminated upon the final payment of all amounts payable to all of the Executives pursuant to all the Plans. A Sub-trust shall be terminated upon the final payment of all amounts payable out of the Sub-trust to all of the Executives of the Participating Employer which established the Sub-trust. Promptly upon termination of a Sub-trust, any remaining portion of the assets of the Sub-trust shall be paid to the Participating Employer which established the Sub-trust.

               13.2 AMENDMENT AND WAIVER. This Trust is irrevocable and may not be amended except by an instrument in writing signed on behalf of the parties hereto together with the written consent of Executives having at least a sixty-five percent (65%) interest in all amounts then held in each Sub-trust (with such calculation of interest being made on separate basis for each Sub-trust) credited to their accounts, except that in the event a proposed amendment relates only to Executives participating in one Plan or Sub-trust, then the written consent of Executives required to adopt such an amendment shall be determined on the basis of the assets held in the Trust in respect of that Plan or Sub-trust, as the case may be, and the interest of such Executives in such assets. Notwithstanding the foregoing, any such amendment may be made by written agreement of the parties hereto without obtaining the consent of the Executives if such amendment does not, in the opinion of counsel acceptable to the Trustee, adversely affect the rights of the Executives hereunder. No amendment relating to this Trust or any Sub- trust may be made which only affects a particular Executive unless such Executive has agreed in writing to such amendment.

               13.3 SCHEDULE B TO THE TRUST. SCHEDULE B lists those Plans which a Participating Employer, pursuant to Section 4.1, has designated as a Plan with respect to which the Trustee is authorized to make payments to Executives of such Participating Employer from the Sub-trust of such Participating Employer as set forth in this Trust. A Participating Employer may from time to time, as set forth in Section 4.1, amend SCHEDULE B insofar as it relates to the Participating Employer to include an additional Plan or Plans or to list Executives or additional Executives. A Participating Employer shall not, however, amend Schedule B to delete a Plan or Plans from Schedule B unless any such deletion has been approved in the same manner and by the same consent of Executives as an amendment is required to be approved under
Section 13.2.


                                  ARTICLE XIV
                                  -----------

                               GENERAL PROVISIONS
                               ------------------

               14.1 OHIO TRUST. The Trust and each Sub-trust will be construed and enforced according to the laws of the State of Ohio and the United States.

               14.2 NONALIENATION OF BENEFITS. Benefits payable to Executives and their beneficiaries under this Trust may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

               14.3 SEVERABILITY. In the event that any provision of this Trust or the application thereof to any person or circumstances shall be determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Trust shall be valid and enforced to the fullest extent permitted by law.

               14.4 ARBITRATION. Any dispute between or among the Executives, a Participating Employer, and the Trustee as to the interpretation or application of the provisions of this Trust and amounts payable hereunder shall be determined exclusively by binding arbitration in Dayton, Ohio, in accordance with the rules of the American Arbitration Association then in effect.
Judgment may be entered on the arbitrator's award in any court of competent jurisdiction.

               14.5 NOTICES. Any notice, report, demand or waiver required or permitted hereunder shall be in writing and shall be given personally or by prepaid registered or certified mail, return receipt requested, addressed as follows:

               If to the Company:       Huffy Corporation
                                        P.O. Box 1204
                                        Dayton, Ohio  45401
                                        Attn:  Corporate Secretary

               If to a Participating
               Employer (other than
               the Company):            To the Address Listed in its
                                        Adoption Agreement

               If to the Trustee:       Bank One Trust Company, N.A.
                                        P.O. Box 1103
                                        Dayton, Ohio  45401
                                        Attn:  Trust Department

If to an Executive, to the address of such Executive as listed next to his name on Schedule B hereto.

               A notice shall be deemed received upon the date of delivery if given personally or, if given by mail, upon the receipt thereof.

               14.6 TRUST BENEFICIARIES. Each Executive is an intended beneficiary under the Sub-trust of his Participating Employer, and shall be entitled to enforce all applicable terms and provisions hereof with the same force and effect as if such person had been a party hereto.

               14.7 HEADINGS. The headings and subheadings in this Agreement are inserted for convenience of reference only and are not to be considered in the construction of its provisions.

               14.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which is an original; all counterparts constitute the same instrument, sufficiently evidenced by any one counterpart.

               14.9 COMPANY AS AGENT. By executing an Adoption Agreement, a Participating Employer appoints the Company as its agent for the purpose of exercising certain powers specifically conferred on the Company in this Agreement with respect to the Sub-trust of the Participating Employer.

        IN WITNESS WHEREOF, the Company and the Trustee have caused this instrument to be executed this 9th day of June, 1995.

                                                HUFFY CORPORATION


                                                By: /s/ Nancy A. Michaud
                                                    ----------------------------

                                                Title: Vice President and
                                                        General Counsel
                                                       -------------------------

                                                        "Company"



                                                BANK ONE TRUST COMPANY, N.A.


                                                By: /s/ Louis W. Feldmann III
                                                    ----------------------------

                                                Title: Vice President
                                                       -------------------------

                                                        "Trustee"

                                                                     SCHEDULE A
                                                                     ----------
                               ADOPTION AGREEMENT
                                      FOR
                               HUFFY CORPORATION
                   MASTER BENEFIT TRUST AGREEMENT AS RESTATED
                   ------------------------------------------

                 This ADOPTION AGREEMENT is entered into as of the ___day of ___________1995 by __________________________, an _____corporation, as grantor of a Sub-trust under the Huffy Corporation Master Benefit Trust Agreement As Restated (the "Employer"), and Bank One Trust Company, N.A., as trustee (the "Trustee"), under the following circumstances:

                 A. On June 9, 1995, Huffy Corporation, an Ohio corporation (the "Company") and the Trustee entered into the Huffy Corporation Master Benefit Trust Agreement As Restated (the "Master Trust") for the purpose of providing an arrangement under which the Company and subsidiaries of the Company could establish separate and distinct Sub-trusts for the purpose of providing additional assurance to Employer's executives that deferred payments under specified employee plans would be paid even after a change of control of the Company; and

                 B. Employer desires hereby to adopt the Master Trust and establish a Sub-trust under the Master Trust;

NOW, THEREFORE, EMPLOYER HEREBY AGREES, COVENANTS, AND UNDERTAKES AS FOLLOWS:

                 1. Employer hereby adopts the Master Trust, hereby as grantor establishes a Sub-trust under the Master Trust, and herewith delivers to the Trustee a copy of Employer's Adoption Agreement.

                 2. Employer hereby designates the name of its Sub-trust as "__________________________Sub-trust."

                 3. All notices required or permitted to be given to Employer under Section 14.5 of the Master Trust shall be addressed as follows:

                 ____________________________, Employer
                 c/o Huffy Corporation
                 P.O. Box 1204
                 Dayton, Ohio 45401
                   Attention:  Corporate Secretary

                 4. Employer certifies that its Board of Directors has adopted the following preambles and resolutions:

                 WHEREAS, the Company desires to provide further assurance to its employees who are or may become entitled to deferred payments under compensation plans that such payments will be made even after a change of control of Huffy Corporation;

                 NOW, THEREFORE, IT IS RESOLVED, that the Company be, and it is hereby, authorized and directed to enter into an Adoption Agreement relating to the Huffy Corporation Master Benefit Trust Agreement As Restated, dated June 9, 1995 (the "Master Trust") and to establish a Sub-trust thereunder and to make contributions to such Sub-trust as more fully provided in the Master Trust;

                 FURTHER RESOLVED, that any officer of the Company be, and he or she is hereby, authorized to enter into such an Adoption Agreement and to take such further action as any such officer may deem necessary or appropriate to carry out the intent of the immediately preceding resolution; and

                 FURTHER RESOLVED, Huffy Corporation be, and it is hereby, authorized to take on behalf of the Company any action which is necessary or desirable to be taken by the Company as a Participating Employer in connection with the Master Trust provided at the time that such action is to be taken, Huffy Corporation owns, directly or indirectly, 80% or more of the outstanding capital shares of the Company.

                 5. All capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Master Trust unless the context herein requires otherwise.


                 IN WITNESS WHEREOF, the undersigned has executed this Adoption Agreement as of the date and year first written above.


                                                             "EMPLOYER"

                                              __________________________________


                                              By________________________________
                                              Title_____________________________


                                                             "TRUSTEE"

                                              BANK ONE TRUST COMPANY, N. A.


                                              By________________________________
                                              Title_____________________________

                          CONSENT OF HUFFY CORPORATION

                 The undersigned Huffy Corporation hereby consents to execution and delivery of the foregoing Adoption Agreement by the Employer named therein.

                                         HUFFY CORPORATION


                                         By________________________________
                                         Title_____________________________
                                         Date______________________________

                                   SCHEDULE B
                               HUFFY CORPORATION
                   MASTER BENEFIT TRUST AGREEMENT AS RESTATED
                                  JUNE 9, 1995

               PLANS AS TO WHICH THE TRUSTEE HAS BEEN DESIGNATED
             TO MAKE PAYMENTS ON BEHALF OF A PARTICIPATING EMPLOYER

                                PART I -- PLANS


         1. 1987 Restricted Stock Unit Agreement, dated as of January 1, 1987, as amended from time to time, between Huffy Corporation and Richard L. Molen.

         2. Special Deferred Compensation Agreements, as amended from time to time, between Huffy Corporation and certain of its Officers and key employees.

         3. Deferred Compensation Agreements, as amended from time to time, between Huffy Corporation and certain of its Officers and employees.

         4. Deferred Compensation Agreements for Director, as amended from time to time, between Huffy Corporation and certain of its Directors.

         5. Huffy Corporation Capital Accumulation Plan Participation Agreements between Huffy Corporation and certain of its Officers, Directors, and key employees.

         6. Supplemental Excess Benefit Plan, dated as of January 1, 1988, as amended from time to time.

         7. Huffy Corporation 1990 Directors' Retirement Plan, as amended from time to time.





                          PART II -- PAYMENT SCHEDULES

To Be Delivered As Required under the Master Benefit Trust Agreement